As filed with the Securities and Exchange Commission on June 16, 2026

 File No. 024-12771

August 10, 2026

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 1-A

(Pre-Qualification Amendment No. 1)

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Global Aesthetic Medical Group, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

7950 NW 53rd St, Ste 337, Miami, FL 33166

(305) 239-9993

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

A Registered Agent, Inc.

8 The Green STE A, Kent County, Dover, DE, 19901

(302) 288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

IPO Team, Zhong He Law Firm Group APC

1968 South Coast Hwy, #2854, Laguna Beach, California, 92651, the U.S.

Tel: +1 917 985 7989; Email: CEO@ZHLaw.Group

7231	98-1945201
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

[Part II – Information Required in Offering Circular]

[Part II, Item 1. Cover Page of Offering Circular]

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2

(Pre-Qualification Amendment No. 1)

Dated: August 10, 2026

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Global Aesthetic Medical Group, Inc.

7950 NW 53rd St, Ste 337, Miami, FL 33166

(305) 239-9993

10,000,000 Shares of Common Stock at a price of $0.10 per Share

Minimum Investment: $250.00; Maximum Offering Amount: $1,000,000.00

No Selling Shareholder(s)

No Escrow

See “Offering Summary” and “Risk Factors” on Page 9, and “Securities Being Offered” on Page 31 For Further Details.

This Offering will Commence Upon Qualification of this Offering by the Securities and Exchange Commission (“SEC”) and will Terminate 365 days from the date of qualification by the SEC, Unless Extended or Terminated Earlier by the Issuer.

This Offering is made on a “Best Effort Basis”, the following disclosures are hereby made:

Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share $0.10	$0	$0.10	None
Minimum Investment $250.00	$0	$250.00	None
Total Maximum Offering Amount $1,000,000.00	$0	$1,000,000.00	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering. (2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, audit fees, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance (if any), and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER”. (3) There are no finder's fees or other fees being paid to third parties from the proceeds. See “PLAN OF DISTRIBUTION”.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 9 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, IF YOU ARE A NON-ACCREDITED INVESTOR, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Global Aesthetic Medical Group, Inc., a Delaware Corporation (the "Company"). There are 10,000,000 Shares being offered on behalf of the Company at a price of $0.10 per Share with a minimum purchase of $250.00 per investor. We do not register any shares of Common Stock for the Company’s existing shareholders. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The aggregate amount of the Shares offered is 10,000,000 shares of Common Stock ($1,000,000.00). There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to close. The Company will retain all proceeds received from the shares sold on its account in this offering.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for TIER 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY.

STATE LAW EXEMPTION AND OFFERINGS TO “QUALIFIED PURCHASERS: THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS), AND HAVE BEEN EXEMPT FROM STATE “BLUE SKY” LAW REVIEW. THE OFFERED SHARES ARE BEING OFFERED AND SOLD ONLY TO “QUALIFIED PURCHASERS” (AS DEFINED IN REGULATION A UNDER THE SECURITIES ACT) AND ANY OTHER PURCHASERS OTHERWISE SATISFYING THE REQUIREMENTS OF REGULATION A+ TIER 2 OFFERING REQUIREMENTS. AS A TIER 2 OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, THIS OFFERING WILL BE EXEMPT FROM STATE “BLUE SKY” LAW REVIEW, SUBJECT TO CERTAIN STATE FILING REQUIREMENTS AND ANTI-FRAUD PROVISIONS, TO THE EXTENT THAT THE OFFERED SHARES OFFERED HEREBY ARE OFFERED AND SOLD ONLY TO “QUALIFIED PURCHASERS”. “QUALIFIED PURCHASERS” INCLUDE: (A) “ACCREDITED INVESTORS” UNDER RULE 501(A) OF REGULATION D AND (B) ALL OTHER INVESTORS, SO LONG AS THEIR INVESTMENT IN OFFERED SHARES DOES NOT REPRESENT MORE THAN 10% OF THE GREATER OF THEIR ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS), OR 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR-END (FOR NON-NATURAL PERSONS). ACCORDINGLY, WE RESERVE THE RIGHT TO REJECT ANY INVESTOR’S SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON, INCLUDING IF WE DETERMINE, IN OUR SOLE AND ABSOLUTE DISCRETION, THAT SUCH INVESTOR IS NOT A “QUALIFIED PURCHASER” FOR PURPOSES OF REGULATION A.

WE INTEND TO OFFER AND SELL THE OFFERED SHARES TO QUALIFIED PURCHASERS IN EVERY STATE OF THE UNITED STATES.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Forward Looking Statement Disclosure This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Part II, Item 2. Table of Contents

Part II, Item 3. Summary And Risk Factors

Offering Summary

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering	Common Stock
Price Per Share	$0.10
Minimum Investment	$250.00 per investor
Gross Proceeds (Offering Amount)	$1,000,000.00. The Company will not accept investments greater than the Offering Amount.
Maximum Shares Offered	10,000,000 Shares of Common Stock.
Use of Proceeds	See the description in section entitled "USE OF PROCEEDS TO ISSUER".
Voting Rights	The Shares have full voting rights.
Length of Offering

Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

THE OFFERING

Common Stock Issued and Outstanding as of the date of this Offering Circular(1)	50,000,000 Shares
Common Stock in this Offering (2)	10,000,000 Shares
Stock to be outstanding after the offering	60,000,000 Shares

(1) No shares will be sold by the Company’s existing shareholders.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering.

The Company may not be able to sell the Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. Currently we are not listed on any exchange. We plan to list our common shares on the OTCQB Tier of the OTC Markets in the future, but there is no guarantee that we will be listed on the OTC Markets. Therefore, investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

INVESTMENT ANALYSIS

There is no assurance Global Aesthetic Medical Group, Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition, or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

The risks listed do not necessarily comprise all those associated with an investment in our Company and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment. You are advised to consult an independent professional advisor or attorney who specializes in investments of this kind before making any decision to invest.

Risks Related to the Company and Its Business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current executive officers. Loss of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the medical aesthetic services industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

The Company will likely incur debt.

The Company may incur debt in the future in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to: (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of services providers and/or raw materials could affect the Company's profitability. Services/materials price increases and other price changes may result in unexpected increases in the cost of the services and raw materials to be procured by the Company from third party vendors. The Company may also be adversely affected by shortages of service providers and raw materials. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our service / product image.

It is important that we maintain and enhance the image of our existing and new services / products. The image and reputation of the Company's services and products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its services and/or products. From time to time, the Company may receive complaints from clients regarding services and products purchased from the Company. The Company may in the future receive correspondence from clients requesting refund or reimbursement. Certain dissatisfied clients may threaten legal action against the Company if no refund or reimbursement is made. The Company may become subject to services and product liability lawsuits from clients alleging injury because of a purported defect in services and products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it provides services and products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of client complaints about the Company's products or services could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and service quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its clients leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on client expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect clients' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by Ngai Ki Yan Carolyn. Accordingly, executive officer(s) may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholder may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

·whether the Company can obtain sufficient capital to sustain and grow its business;

·our ability to manage the Company's growth;

·whether the Company can manage relationships with key vendors and service providers;

·demand for the Company's products and services;

·the timing and costs of new and existing marketing and promotional efforts and competition;

·the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

·the overall strength and stability of domestic and international economies;

·client spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

We do not expect to be profitable for the foreseeable future and cannot accurately predict when we might become profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products and services to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and clients, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop similar services or alternatives that are better than ours. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, client incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If the third-party vendors who we depend upon to produce and deliver our services and products experience delays or interruptions in service, our client experience will suffer which could substantially harm our business.

Because we outsource certain parts of our services to third-party service providers (such as medical professionals, equipment suppliers and clinics), our ability to provide a high-quality client experience is dependent on those vendors. This client experience could be detrimentally impacted by a variety of external factors over which we have little or no control, including the reliability and performance of suppliers and third-party service providers. If any of these third-party providers experiences a delay or interruption in service, or provides low-quality services, it could substantially harm our ability to provide a high-quality client experience and our business and results of operations would suffer as a result.

Risks Related to Our Medical Aesthetic and Health Services Business

We are an early-stage company with limited operating history in the medical aesthetic industry and have generated minimal revenue to date.

We were incorporated on December 31, 2025 and are still in the development stage. We have minimal revenue, no established customer base, and have not yet fully launched our full medical aesthetic services and related products. Our business plan is unproven, and there is no assurance that we will be able to successfully develop, market, or sell our medical aesthetic services and products. As a result, we are subject to all the risks and uncertainties inherent in a new business, including the risk that we may never achieve commercial success or generate sufficient revenue to sustain operations. Investors should be prepared for the possibility of losing their entire investment.

Our success depends on market acceptance of our medical aesthetic services and products, which is uncertain.

The medical aesthetic and beauty services market is highly competitive and consumer preferences change rapidly. Even if we develop high-quality services with advanced technology or innovative formulations, there is no guarantee that consumers or patients will accept or prefer our offerings over established brands. Failure to achieve meaningful market acceptance would materially and adversely affect our business, financial condition, and results of operations.

We face substantial regulatory risks from the FDA and other agencies.

Medical aesthetic services, devices, equipment, and related products are subject to extensive regulation by the U.S. governmental authorities such as the Food and Drug Administration (FDA), state medical boards, and other federal, state, and local authorities. Although we intend to comply with all applicable licensing, cGMP, labeling, advertising, and safety requirements, any failure or perceived failure to comply could result in product recalls, warning letters, fines, injunctions, license suspensions, or other regulatory actions. Changes in laws or regulations, or new interpretations thereof, could also increase our compliance costs or prevent us from marketing certain services or claims regarding our offerings.

We may be exposed to significant product liability and safety risks.

The provision of medical aesthetic services and sale of related products involves inherent risks of product liability and professional liability claims, especially if our services or products cause adverse health effects, injuries, or are alleged to contain defects or contaminants. We do not currently carry product liability or professional liability insurance and obtaining such coverage may be expensive or unavailable on acceptable terms. Any successful liability claim could result in substantial monetary damages and severely damage our reputation, which would materially harm our business.

We are highly dependent on third-party manufacturers, suppliers, and licensed medical professionals.

We plan to outsource manufacturing, sourcing of equipment and raw materials, and rely on third-party licensed professionals for service delivery. We do not have long-term agreements in place and may face supply shortages, quality issues, price increases, or disruptions due to manufacturing problems, transportation delays, licensing issues, or geopolitical factors. Any interruption in supply or failure of our suppliers or professionals to meet quality and regulatory standards could delay service launches, damage our brand, and materially adversely affect our operations.

We face intense competition from established companies with greater resources.

The medical aesthetic industry is extremely competitive, with numerous well-known companies having substantially greater financial, marketing, distribution, research, and clinical resources than we do. Many competitors have established brands, loyal customer bases, multiple clinic locations, and significant economies of scale. Our inability to effectively compete could prevent us from achieving market share and profitability.

Our business relies heavily on digital marketing and e-commerce, which involves significant risks.

We plan to generate a substantial portion of sales and client leads through our website and social media platforms. Our success depends on effective digital marketing, search engine optimization, and social media presence. Changes in algorithms, increases in advertising costs, platform policy changes, or failure to attract and retain online traffic could materially reduce our sales and increase customer acquisition costs. Additionally, we will face risks related to data privacy, cybersecurity, online payment processing, and compliance with telehealth and advertising regulations.

We are heavily dependent on our key executives and have limited personnel.

Our operations currently depend almost entirely on our current director and CEO, Ng Kwok On, and our director and CFO, LEE Hok Nin. The loss of their services could severely disrupt our ability to execute our business plan. We do not maintain key-man life insurance on any personnel.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use of Proceeds to Issuer which we have outlined in this document or to meet our working capital needs.

If the Offering Amount is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Prospectus may contain both historical and "forward-looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of client demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain clients, loss of clients and failure to obtain new clients, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

Fluctuations or underperformance in the capital markets could pose significant challenges to the Company’s operational and financial performance, which, in turn, may have a detrimental impact on investor returns.

Under the influence of multiple factors such as macroeconomic fluctuations, policy adjustments and changes in the capital markets environment, the capital market may experience significant and drastic fluctuations or even overall underperformance. Under such circumstances, the IPO and listing markets in the U.S. may decline, resulting in a decrease in the number of clients for the Company, which in turn will adversely impact the Company’s business revenues, and may cause investors to suffer losses.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. Shares are being offered and sold pursuant to an exemption from registration under Regulation A. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger, or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Delaware for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Part II, Item 4. Dilution

The term “dilution” refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 16.67% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, another stock or securities or debt convertible into stock. Such future fundraising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of May 31, 2026, was approximately $650, or $0.000013 per share. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming (i) the sale of 100%, 75%, 50%, or 25%, respectively, of the shares offered by the Company for sale in this Offering (before deducting estimated offering expenses of $25,000), and (ii) an offering price of $0.10 per share:

Dilution Table

Funding Level	100%	75%	50%	25%
Gross Proceeds	$1,000,000	$750,000	$500,000	$250,000
Offering Price	$0.10	$0.10	$0.10	$0.10
Net Tangible Book Value per Share before this Offering	$0.000013	$0.000013	$0.000013	$0.000013
Increase in Net Tangible Book Value per Share Attributable to New Investors	$0.016248	$0.012607	$0.008635	$0.004285
Net Tangible Book Value per Share after this Offering	$0.016261	$0.012620	$0.008648	$0.004298
Dilution per share to Investors in the Offering	$0.083739	$0.087380	$0.091352	$0.095702

There is a $0.0999/share disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

The dilution figures above do not take into account any potential future issuances of additional shares, stock options, warrants or convertible securities. Any such future issuances would further dilute the ownership and voting power of investors purchasing Shares in this Offering.

Part II, Item 5. Plan of Distribution and Selling Security holders

We are offering an Offering Amount of up to 10,000,000 Shares of our Common Stock. There is no selling shareholder(s) in this offering. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company.

The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds.

The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Shares under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. We will receive no cash proceeds from shares issued for services or in fulfillment of any other agreements.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is $250.00. All subscription checks should be sent to the following address:

Ngai Ki Yan Carolyn

Global Aesthetic Medical Group, Inc.

Address: 7950 NW 53rd St, Ste 337, Miami, FL 33166

Tel: (305) 239-9993

In such case, subscription checks should be made payable to Global Aesthetic Medical Group, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under Regulation A+, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Part II, Item 6. Use Of Proceeds to Issuer

The Use of Proceeds is an estimate based on the Company’s current business plan and anticipated operations. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, depending on market conditions, regulatory developments, operational needs, and other factors. Management will have broad discretion in the application of the net proceeds from this Offering, and investors will be relying on the judgment of our management regarding the application of such proceeds.

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $1,000,000. After deducting estimated offering expenses of approximately $25,000 (including legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services, blue-sky compliance, and other out-of-pocket expenses), the net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $975,000.

No proceeds from this Offering will be used to compensate or make payments to officers or directors of the issuer, except for ordinary course reimbursement of business expenses. The Company has not entered into any agreements or understandings with any officers, directors, or affiliates regarding the use of proceeds. A significant portion of the net proceeds will be used for general working capital purposes to support the launch and initial scaling of our medical beauty and related trading operations.

The following table sets forth management’s current best estimate of the use of net proceeds at various funding levels (10%, 25%, 50%, 75%, and 100% of the Offering). These allocations are estimates only and are subject to change based on the actual amount raised, timing of receipts, and evolving business needs. The Company may reallocate the estimated use of proceeds among the categories or for other uses if management deems such a reallocation to be appropriate in light of then-current circumstances.

Use of Proceeds Table (Net Proceeds after estimated $25,000 offering expenses)

Use of Proceeds Category	10% ($75,000)	25% ($225,000)	50% ($475,000)	75% ($725,000)	100% ($975,000)
Working Capital for Medical Outpatient Services (including initial clinic setup, staffing, marketing, and service delivery)	$45,000	$130,000	$245,000	$385,000	$520,000
Holistic Traditional Chinese Medicine (TCM) Offerings and Integration	$3,000	$20,000	$75,000	$130,000	$180,000
Trading of Related Machinery, Equipment and Products (inventory, supplier relationships, logistics)	$7,000	$25,000	$55,000	$85,000	$120,000
Marketing, Website/Social Media Development & Brand Awareness	$12,000	$25,000	$50,000	$75,000	$100,000
General Working Capital, Administrative & Compliance Reserves	$8,000	$25,000	$50,000	$50,000	$55,000
Total	$75,000	$225,000	$475,000	$725,000	$975,000

Key Assumptions and Priorities:

•The primary objective is to fund working capital for launching integrated medical beauty and aesthetic services and operations and building an integrated ecosystem that combines clinical excellence, preventive diagnostics, cutting-edge medical beauty technology, and knowledge transfer programs.

•Proceeds will support initial marketing efforts through our website and social media platforms (Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) to attract clients and build brand awareness.

•A portion may be used to establish supplier relationships for trading medical machinery, equipment, and related aesthetic products.

•We expect to utilize the free office space provided by our majority shareholder, Ngai Ki Yan Carolyn for the initial 18 months, minimizing facility costs.

•If less than the maximum amount is raised, we will prioritize core service launch and essential marketing, and may rely on additional loans from our majority shareholder, Ngai Ki Yan Carolyn (up to $80,000 as previously agreed), to bridge any shortfall for completing the offering and initial operations.

The Company reserves the right to change the use of proceeds based on the needs of the ongoing business and the discretion of management. Pending use, net proceeds may be invested in short-term, interest-bearing instruments or held in demand deposit accounts.

Part II, Item 7. Description of Business

Business Overview

Global Aesthetic Medical Group, Inc. (the “Company”) is a Delaware corporation incorporated on December 31, 2025. The Company’s core business is the delivery of medical beauty and aesthetic operations through an integrated ecosystem that combines clinical services with the trading of related products and equipment.

The Company was originally incorporated in the State of Delaware on December 31, 2025 under the name Sensus Beauty International Inc. On March 10, 2026, the Company changed its name into Global Aesthetic Medical Group, Inc. The name change was made to better reflect the Company’s expanded business focus on integrated medical aesthetic services, holistic health solutions, and the trading of related medical equipment and products. The name change does not affect the Company’s rights, assets, liabilities, or operations, and there has been no change in the Company’s management, board of directors, ownership structure, or business operations as a result of the name change.

We operate through two primary divisions:

1.Integrated Medical Outpatient Services - offering a full range of medical beauty and aesthetic treatments, preventive diagnostics, and holistic health services.

2.Trading of Related Machinery, Equipment and Products - sourcing, importing, and distributing medical aesthetic devices, equipment, consumables, and related products to support our service operations and third-party providers.

Our business model aims to create a one-stop medical beauty ecosystem that bridges research and testing excellence, cutting-edge biotech and aesthetic technology, and dedicated knowledge transfer programs. This approach is designed to advance medical beauty practice standards while delivering high-quality, accessible services to clients in the United States and potentially internationally.

Recent Developments

Since inception, the Company has been in the development stage with minimal operations. We have focused on corporate formation, preparation of this Offering, establishing our principal office, building initial digital presence (website and social media accounts), and laying the groundwork for service launch and supplier relationships. No significant revenue has been generated to date.

Industry and Market Opportunity

The medical aesthetic and beauty industry continues to experience strong demand driven by aging populations, rising disposable incomes, increasing acceptance of non-invasive and minimally invasive procedures, and growing interest in holistic and integrative health approaches (including traditional medicine). We believe our integrated model — combining Western medical outpatient services with TCM elements and product trading — positions us to capture opportunities in both clinical services and the supporting equipment/supply chain.

Competitive Strengths

We believe the following strengths differentiate us:

•Experienced Leadership: Our Director and CEO, Mr. Ng Kwok On, brings extensive management expertise highlighted by an MBA in Strategic Marketing from the University of Hull, combined with a proven track record of managing medical beauty clinics. This multidisciplinary background bridges clinical compliance with high-end retail hospitality, supporting prudent risk management and sustainable business development in a regulated, consumer-centric industry.

•Integrated Ecosystem Approach: By combining service delivery with product trading, we aim to control quality, improve margins, and offer integrated solutions to clients and partner providers.

•Professional Team and Partnerships: We are building a qualified professional team with experience in medical beauty services. We have established or are developing amicable cooperation relationships with third-party medical beauty experts, client relations agencies, and other professional providers both domestically and internationally.

•Digital-First Marketing: We utilize our official website and social media platforms (Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) for client acquisition, education, and brand building through online content, offline seminars, and targeted campaigns.

•Cost-Efficient Structure: Our director has agreed to provide our principal office at 7950 NW 53rd St, Ste 337, Miami, FL 33166 free of charge for 18 months, reducing initial overhead.

Business Strategy and Plan of Operations

Our long-term vision is to grow into an international medical beauty company headquartered in the United States, with clients and potential branches worldwide. Key near-term initiatives include:

1.Complete the Current Offering — Use proceeds to fund initial operations and regulatory compliance.

2.Launch Core Services — Roll out integrated medical outpatient aesthetic services and integrate holistic TCM offerings.

3.Product Trading Division — Establish supplier relationships and begin trading of aesthetic machinery, equipment, and consumables.

4.Marketing and Client Acquisition — Aggressively promote through digital channels, content marketing, seminars, and partnerships to build brand awareness and client base.

5.Team Expansion — Recruit and train qualified medical beauty professionals and support staff as operations scale.

6.Technology and Infrastructure — Enhance our website and digital platforms; evaluate necessary equipment and software investments.

We plan to market our services and products through a mix of social media, newsletters, offline seminars, and strategic business relationships. Over the next 12 months, priorities include generating initial clients, commencing operations as a medical beauty service provider, and establishing a foundation for sustainable growth.

Group Structure Chart

Shareholder / Entity Name	Shareholding Structure
Ngai Ki Yan Carolyn	Global Aesthetic Medical Group, Inc. is 100% owned by Ngai Ki Yan Carolyn.

Employees

As of the date of this Offering Circular, the Company has 2 employees (our Directors, CEO and CFO). We expect to hire additional staff, consultants, and contractors as funding allows and operations expand. There are no collective bargaining agreements.

Government Regulation and Compliance

Our business operates in a regulated industry. We will comply with all applicable federal, state, and local laws regarding medical practices, advertising of medical services, data privacy (including HIPAA where applicable), product importation/sales, and securities regulations. We intend to obtain all necessary licenses and permits prior to commencing material operations.

Competition

The medical aesthetic industry is highly competitive, with participants ranging from large hospital groups and established aesthetic chains to small clinics and independent practitioners, as well as medical device and product suppliers. We intend to compete through our integrated service-plus-product model, professional partnerships, and focused digital marketing.

Risks Related to Our Business (See “Risk Factors” for a more detailed discussion)

Our success depends on numerous factors, including effective execution of our business plan, ability to attract and retain clients and qualified personnel, regulatory compliance, and securing adequate capital. There can be no assurance that we will achieve our objectives or become profitable.

Part II, Item 8. Description of Property

We do not own any real properties or vehicles. Our Company’s principal office is located at: 7950 NW 53rd St, Ste 337, Miami, FL 33166. Our directors have agreed in writing to provide the principal office to our Company for our office use free of charge, for a term of 18 months.

Part II, Item 9. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

The Company is a Delaware Corporation. The Company was initially formed and commenced its operations on December 31, 2025. The Company’s core business is the delivery of medical beauty operations through two core divisions: (1) Integrated medical health and aesthetic services and (2) Trading of related machinery, equipment and products.

The Company’s ecosystem bridges clinical excellence, preventive diagnostics, and cutting-edge medical beauty technology, supported by dedicated knowledge transfer programs advancing medical aesthetic practice across all service verticals. The above services effectively streamline the Company’s overhead costs and increase margins and profit revenue without compromising customer service and product delivery.

We use our official website and our social media accounts (built by us on Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) to reach our potential clients and build trust with them. Through online and offline marketing and interactive campaigns, we market our services and products to our potential clients. Such combination of online and offline marketing strategies enhances our brand awareness, thus driving the growth of our businesses.

Business Development Plan and Plan of Operations

We plan to eventually grow into an international medical aesthetic company headquartered and based in the U.S. with clients and branches throughout the world. We plan to market our services and products through the followings: (i) Social medias such as YouTube, Twitter, Facebook, Instagram, LinkedIn, etc.; (ii) Newsletters to our prospective clients; and (iii) hosting offline seminars, developing business relationships with well-known corporations and web platforms with large online traffics that can direct traffic to our U.S. principal office and our website through links on their websites.

We expect to complete our public offering within 1 year after the qualification of our offering statement by the SEC.

We have already set up our principal office at: 7950 NW 53rd St, Ste 337, Miami, FL 33166. Our directors have agreed in writing to provide the principal office located at 7950 NW 53rd St, Ste 337, Miami, FL 33166 to our Company for our office use free of charge, for a term of 18 months. At this stage, we do not plan to purchase a large number of new office equipment due to reasons that it is more important to prioritize essential needs and maintain a balanced budget in the short term. However, as business conditions improve and our operations expand, we will reassess our needs and may purchase all necessary furniture, equipment, computers, and professional software to automate our medical aesthetic and trading services.

Our official website will be one of our primary tools for promoting our services. Our social media accounts are expected to attract more clients for our medical aesthetic services and equipment trading businesses. We understand that the better we actively position our Company, the more clients we will attract. Therefore, by utilizing these digital platforms, we can efficiently reach a wide audience, share valuable insights, and offer tailored solutions to support our clients’ aesthetic and wellness journey. This approach not only enhances our accessibility but also allows us to maintain a strong and interactive presence in the global business community.

Staffing structure for Phase 1 (Months 1–12)

Given the startup nature, initial roles shall be multi-functional. The Company shall focus on high-quality clinical leadership and an experienced sales team:

Title	Role
CEO/Medical Director	Oversight of day-to-day operation (duty roster, patient scheduling, inventory, clinical operations, etc.), and execution of core medical and beauty treatments, clinical safety, compliance & protocols.
Medical practitioners (2 part-time)	Overall execution of medical and beauty treatments, providing services for revenue generation.
Medical beauty consultants (2 full time, basic salary plus commission. 3 part-time consultants)	Overall execution of core beauty treatments, providing services for revenue generation.
Receptionist/patient care	Social media and patient enquiries, client intake, billing, etc.
Accountant	General accounting for the clinic.

Our scope of business covers the following areas:

	Medical Health Services	Trading of Machinery & Products
Business Nature	Non-surgical, physician-led aesthetic treatments.	Sourcing and distribution of advanced medical aesthetic machinery & equipment (lasers, RF devices) and biotech skincare & therapeutic products.
Revenue Model	High-margin services (Neurotoxins, fillers, laser rejuvenation, skin barrier repair).	Machinery & equipment - B2B sales to other clinics, exclusive distribution partnerships, and proprietary product licensing. Products – B2B sales & retail sales at clinic
Quality Control	Clinical excellence supported by ongoing knowledge transfer programs.	Leveraging feedback from clinic to refine trading inventory.

The following is our 5-Years Projected Roadmap:

Year	Phases	Focus and Targets
Year 1 & 2	Foundation and validation	Setup and open clinic, recruit medical personnel & staff. Optimize patients & clients. Launch B2B trading pilot
Year 3 to 5	Expansion, optimization and diversification	Clinical launch for targeted 50 clinics in other cities. Increase machinery, equipment & proprietary biotech product lines and scale trading distribution rights.

In order to reach the targeted 50 clinics in 5 years, a hybrid model is required to optimize capital expenditure (CAPEX) while maintaining brand control. This could be achieved by franchising and licensing some to third party operators.

The Hybrid Model

Direct Investment (The "Hub" Model): After the proven success of the first clinic over the first 18 months, the Company shall setup 10 additional self-invested clinics in strategic locations in nearby cities from Year 2-5. These clinics serve as brand anchors, training headquarters and regional distribution centers for the Trading Department, and high-visibility brand showcases. The Company has not yet established any self-invested clinics beyond its principal office. This expansion plan is subject to obtaining sufficient capital and regulatory approvals.

Our targeted launching of 40 additional clinics during the first 5 years of operation shall be achieved by the following means:

(a) Franchising and Licensing (The “Spoke” Model): We shall target 40+ locations in other cities for expansion via asset-light models, leveraging our brand, supply chain, and clinical protocols.

(b) Franchising: Rapid scaling in other cities. We shall charge an initial franchise fee of $50,000 plus a monthly royalty equivalent of $10,000 or 7% of gross revenue, whichever is higher.

(c) Value Added: Franchisees are contractually mandated to buy all machinery, equipment and products through the Company. This creates a "captive market" that generates recurring B2B revenue regardless of clinical performance.

(d) Licensing (The "White Label" Model): Rapid entry into existing medical beauty clinics. The Company shall also license our brand name to existing practitioners. This business module results in no capital investment from us while capturing a high-margin revenue stream from protocol licensing and product distribution.

Financial Projections: Five-Year P&L Summary (USD)

The following figures are estimates based on industry benchmarks for the Company’s revenue ($1.2M average per clinic), equipment costs, and franchise fee structures. Actual results may vary based on market conditions and execution speed:

Item	Year 1 (2026/27)	Year 2 (2027/28)	Year 3 (2028/29)	Year 4 (2029/30)	Year 5 (2030/31)
Clinics in Operation	5	10	25	40	50
Revenue
Services Revenue (Clinics)	$5,000,000	$12,000,000	$25,000,000	$40,000,000	$55,000,000
Trading Revenue (Equipment/Products)	$2,000,000	$5,000,000	$12,000,000	$20,000,000	$30,000,000
Franchise Fees (Initial)	-	-	$1,000,000	$1,000,000	$500,000
Franchise Royalties & Fees	-	-	$1,500,000	$5,000,000	$8,000,000
Total Revenue	$7,000,000	$17,000,000	$39,500,000	$66,000,000	$93,500,000
Cost of Goods Sold (COGS)
Clinical Supplies & Labor	$4,200,000	$9,600,000	$20,000,000	$30,000,000	$40,000,000
Trading Inventory	$1,400,000	$3,500,000	$8,400,000	$14,000,000	$21,000,000
Gross Profit	$1,400,000	$3,900,000	$11,100,000	$22,000,000	$32,500,000
Operating Expenses
General & Administrative	$2,500,000	$4,000,000	$6,500,000	$10,000,000	$12,000,000
Sales & Marketing	$1,000,000	$1,500,000	$2,500,000	$4,000,000	$5,000,000
Depreciation & Amortization	$500,000	$1,000,000	$1,500,000	$2,500,000	$3,000,000
Total Opex	$4,000,000	$6,500,000	$10,500,000	$16,500,000	$20,000,000
Operating Income (EBIT)	($2,600,000)	($2,600,000)	$600,000	$5,500,000	$12,500,000
Interest & Taxes	$200,000	$400,000	$500,000	$1,500,000	$3,000,000
Net Income	($2,800,000)	($3,000,000)	$100,000	$4,000,000	$9,500,000

Year-by-Year Narrative

Year 1 (2026/27): The Foundation (Loss of $2.8M)
In the first year, the Company focuses on establishing the first 5 clinics and building the brand. The primary costs are capital expenditures for equipment ($100k-$400k per clinic) , leasehold improvements, and recruiting specialized medical staff . Revenue is generated from service fees (Botox, fillers, laser treatments)  and initial equipment sales to these Company-owned clinics. As expected for a startup, the high fixed costs lead to a net operating loss.

Year 2 (2027/28): Scaling the Network (Loss of $3.0M)
The Company expands to 10 clinics. While revenue doubles due to the increased service capacity, profitability remains elusive as the Company invests heavily in building the infrastructure required to franchise—developing training manuals, legal frameworks for licensing, and refining the operations model. This is a transitional year where the cost of building the franchise system is high, but the franchise revenue stream has not yet commenced.

Year 3 (2028/29): The Franchise Inflection Point (Net Income $0.1M)
This is the Company's breakout year. The expansion strategy pivots from self-investment to franchising. The Company adds 15 franchised clinics, earning initial franchise fees of $50,000 per clinic ($750,000) and continuing royalties. This is also the year the asset-light model proves its value; the Company generates profit by selling equipment directly to these new franchisees. The business reaches a break-even point and achieves nominal profitability.

Year 4 (2029/30): Profit Acceleration (Net Income $4.0M)
With 40 clinics operational (including a mix of 10 corporate and 30 franchised), the Company enjoys a significant scale advantage. Royalties at 7% of gross revenue plus the minimum monthly fees ($10,000)  provide a stable, high-margin income stream that is less capital-intensive than operating clinics. The trading division also expands, as franchisees are obligated to purchase specific machinery and consumables through the Company.

Year 5 (2030/31): Market Leadership (Net Income $9.5M)
By Year 5, the Company is a major player. Revenue surges past $93 million, driven by a network of 50 clinics. The profit margin improves significantly as the contribution from the high-margin franchising and trading divisions outpaces the operational costs of the now-mature self-owned clinics. The focus is on optimizing the supply chain, introducing new advanced aesthetic technologies , and deepening penetration in the fast-growing Asia-Pacific and North American markets .

Key Assumptions & Notes

(a)Clinic Build-out: The construction and staffing of self-owned clinics take a minimum of 6 months, hence only 5 are operational in Year 1 .

(b)Franchise Royalty: As stipulated, the higher of $10,000/month or 7% of gross monthly revenue is applied. Based on industry averages ($1.2M annual revenue), 7% of gross revenue ($84,000/year) is lower than the monthly minimum ($120,000/year), making the minimum fee the primary revenue driver in early franchisee years .

(c)Trading Margins: The trading division (selling injectables, lasers, skincare) typically yields gross margins of 30-40%, which is slightly lower than direct service delivery but is a key strategic advantage in the franchise model .

(d)Taxation: The Company is subject to Delaware corporate tax and federal income tax, estimated at an effective rate of 21-24% on positive earnings.

Our directors have agreed in writing to provide the principal office located at 7950 NW 53rd St, Ste 337, Miami, FL 33166 to our Company for our office use free of charge, for a term of 18 months. With our physical presence and internet-based marketing and promotion, the Company is well equipped to more effectively market and advertise the Company’s services to global clients.

To complete this offering and proceed with our operations within the next 12 months, we still need about $60,000.00. We may have to utilize funds from our shareholder, Ngai Ki Yan Carolyn, who have agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The Company’s planned use of proceeds with respect to working capital are listed in Item 6 above in order of priority.

Results of Operations

From the Company’s incorporation date (December 31, 2025) to May 31, 2026, the Company prepared our business plan but did not generate any material revenue. Our net loss from incorporation to May 31, 2026 is $4,350.

We have just recently started our business operations, and we will start significant operations after we have completed this offering in whole or in part.

Liquidity and Capital Resources

As of May 31, 2026, the Company has a net loss of $4,350 and liabilities of $350 comprised of a related party loan from our director Ngai Ki Yan Carolyn.

The Company does not believe its current cash balance will be sufficient to allow the Company to complete this offering and fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offerings and may seek additional capital through arrangements with strategic partners from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing, and we may not be able to obtain financing when required, in the amounts necessary to execute our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of May 31, 2026 and the date of this prospectus, there were no off-balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $(4,350) as of May 31, 2026. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

To complete this offering and proceed with our operations within the next 12 months, we still need about $60,000.00. We may have to utilize funds from our shareholder, Ngai Ki Yan Carolyn, who have agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

Critical Accounting Policies

We have identified the policies outlined in Notes in the attached unaudited financial statements as of and for the period ended May 31, 2026, as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has never filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

Part II, Item 10. Directors, Executive Officers, And Significant Employees

As of the date of this Offering Circular, the Company has two directors who also serve as executive officers. The following table sets forth information regarding our directors and executive officers:

Name	Position	Age	Date of Appointment	Hours per month
Ng Kwok On	Chairman, CEO, Director	50	December 31, 2025	200
LEE Hok Nin	CFO, Director	48	June 16, 2026	180

Ng Kwok On: Chairman, CEO and Director

Mr. Ng Kwok On serves as our Chief Executive Officer and a member of our Board of Directors. Mr. Ng is responsible for overseeing the Company’s overall strategic direction, business development, and day-to-day operations.

Mr. Ng brings extensive management expertise to the Company, particularly in the medical aesthetics sector, where he has successfully managed medical beauty clinics. His operational approach focuses on the intersection of rigorous medical discipline—including clinical safety, precise documentation, and complication management—and high-end retail hospitality, emphasizing client comfort, results-oriented service, and retention marketing. In addition to his leadership in the medical aesthetics industry, Mr. Ng serves as a Principal of the SEA English Institute.

Mr. Ng graduated from Ying Wa College and received a Certificate of Education from the University of Hong Kong. He earned a Master of Business Administration (MBA) degree in Strategic Marketing from the University of Hull in Great Britain. He is also a member of the Chartered Institute of Marketing (CIM) in Great Britain. Mr. Ng is a resident of Canada.

LEE Hok Nin: CFO and Director

Mr. LEE Hok Nin serves as our Chief Financial Officer and a member of our Board of Directors. Mr. Lee is a Canadian national and a Certified Practicing Accountant (CPA Aust.). He possesses over ten years of experience in project financing, corporate financial management, and international business expansion.

Mr. Lee oversees the Company’s financial reporting, accounting, budgeting, and regulatory compliance matters, bringing a wealth of cross-border experience relevant to the Company’s growth and operational model. Prior to joining the Company, he served as a director of a fast-moving consumer goods (FMCG) company in the Philippines for six years, where he gained extensive insight into consumer-centric operations and retail marketing strategies. Additionally, Mr. Lee spent five years as an executive driving the market promotion and distribution of Japanese health products across various Asian nations, equipping him with valuable expertise in the broader wellness and consumer health sector.

The Company currently has no other significant employees.

Board of Directors

Our board of directors currently consists of two members. Neither director is “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors in the future.

Committees of the Board of Directors

We have not yet established any board committees (such as audit, compensation, or nominating committees). Until such committees are formed, all matters will be addressed by the full Board of Directors.

Part II, Item 11. Compensation Of Directors and Executive Officers

As of the date of this Offering Circular, the Company has two directors who also serve as executive officers. The Company is in its early development stage and has not generated any revenue. No compensation has been paid to any director or executive officer since inception.

Summary Compensation Table

The following table sets forth all compensation paid to or accrued for our named executive officers for the fiscal year ended May 31, 2026:

Summary Compensation Table Fiscal Year Ended May 31, 2026

Name and Principal Position	Year	Salary ($$ )	Bonus ( $$)	Stock Awards ($$ )	Option Awards ( $$)	Non-Equity Incentive Plan Compensation ($$ )	Nonqualified Deferred Compensation Earnings ( $$)	All Other Compensation ($$ )	Total ( $$)
Ng Kwok On Chairman, CEO and Director	2025	0	0	0	0	0	0	0	0
LEE Hok Nin, CFO and Director	2026	0	0	0	0	0	0	0	0

Narrative Disclosure

Mr. Ng Kwok On and Mr. LEE Hok Nin have devoted substantial time to the Company since their respective appointments (approximately 200 hours per month for Mr. Ng and 180 hours per month for Mr. Lee). To date, neither director nor executive officer has received any salary, bonus, equity awards, perquisites, or other compensation from the Company. Both individuals have agreed to provide their services without compensation during this initial development stage in order to conserve the Company’s limited resources for business operations and the current Offering.

The Company does not currently have any employment agreements, severance arrangements, change-in-control provisions, or other compensatory agreements with Mr. Ng Kwok On or Mr. LEE Hok Nin.

Director Compensation

We currently do not pay any cash fees, retainers, or other compensation to our directors for their service on the Board of Directors. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board meetings or performing their duties as directors. No stock awards, option awards, or other equity compensation have been granted to any director.

Future Compensation Plans

As the Company grows, commences revenue-generating operations, and raises additional capital, the Board of Directors intends to review and establish a formal compensation program for its executive officers and directors. Future compensation may include base salaries, performance-based bonuses, equity incentives (through a potential stock incentive plan), and standard employee benefits. Any compensation paid to Mr. Ng Kwok On or Mr. LEE Hok Nin will be determined by the Board of Directors (or a compensation committee if established) and will be reasonable and commensurate with companies at a similar stage of development.

The Company may also adopt a stock incentive plan in the future to attract, retain, and motivate qualified personnel, directors, officers, employees, and consultants.

Part II, Item 12. Security Ownership of Management and Certain Securityholders

The following table sets forth information regarding beneficial ownership of our Common Stock as of May 31, 2026. None of our Officers or Directors are selling stock in this Offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock.

Percentage of beneficial ownership after the offering assumes the Offering Amount is fully sold.

Name and Position	Class	Shares Beneficially Owned Prior to Offering	Percent	Shares Beneficially Owned After Offering	Percent
Ngai Ki Yan Carolyn (Shareholder)	Common	50,000,000	100%	50,000,000	83.33%

Ng Kwok On(Chairman, CEO and Director ) and LEE Hok Nin (CFO, Director) hold no shares as of the date of this Offering Circular.

Part II, Item 13. Interest of Management and Others in Certain Transactions

As of May 31, 2026, the Company had a related party loan from our majority shareholder, Ngai Ki Yan Carolyn, in the amount of $350. This loan is unsecured, non-interest bearing, and due on demand. There are no other transactions between the Company and its officers, directors, or affiliates that are required to be disclosed.

Except as disclosed above, during the last fiscal years, there have been no transactions, or series of similar transactions, in which the Company was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, or beneficial holder of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Part II, Item 14. Securities Being Offered (Description of Securities)

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

The Company is authorized to issue 1,000,000,000 shares of Common Stock, par value $0.0001 per share. As of the date of this Offering Circular, 50,000,000 shares of Common Stock are issued and outstanding.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	$0.0001	1,000,000,000	50,000,000	1:1

Preferred Stock

We do not have an authorized class of preferred stock.

General

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250.00 (the “Minimum Subscription”).

A subscription for $250.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, or other special rights attached to the Common Stock except as described herein. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has not engaged anyone to serve as the transfer agent and registrar for the Shares.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed by the laws of the State of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Selling Shareholders

There is no selling shareholder(s) under this offering.

Disqualifying Events Disclosure

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 14, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their     equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close. of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Investor Eligibility Standards

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards also.

Part II, Item 15. Miscellaneous: Dividend Policy, Shares Eligible for Future Sales, Legal Matters, Experts, Where You Can Find More Information

Dividend Policy

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Shares Eligible For Future Sale

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. ...

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the  filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Zhong He Law Firm Group APC at 1968 South Coast Hwy, #2854, Laguna Beach, California, 92651,the U.S. Tel: +1 917 985 7989; Email: CEO@ZHLaw.Group.

Experts

The financial statements of the Company as of May 31, 2026, and for the period from December 31, 2025 to May 31, 2026 included in this Prospectus have been audited by independent accountant and have been so included in reliance upon the report of Zhang Jun Xia given on the authority of such independent accountant as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Part II, F/S. Financial Statements(Audited)

Independent Auditor’s Report

To the Board of Directors and Stockholders of Global Aesthetic Medical Group, Inc.

Report on the Financial Statements

I have audited the accompanying balance sheet of Global Aesthetic Medical Group, Inc. (the “Company”) as of May 31, 2026, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 31, 2025 (date of inception) to May 31, 2026, and the related notes to the financial statements. In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2026, and the results of its operations and its cash flows for the period from December 31, 2025 to May 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred loss from operation, net current liability that raises substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

I conducted my audit in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. I am required to be independent of the Company and to meet my other ethical responsibilities, in accordance with the relevant ethical requirements relating to my audit. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes my opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, I:

●Exercise professional judgment and maintain professional skepticism through the audit.

●Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●Conclude whether, in my judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for within one year after the date of the financial statements are issued.

I am required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that I identified during the audit.

I have served as the Company’s auditor since December 31, 2025.

Signature: /s/ Zhang Jun Xia

Name: Zhang Jun Xia

Hong Kong

June 16, 2026

Part II, F/S. Financial Statements (Audited)

Global Aesthetic Medical Group, Inc.

Financial Statements (Audited)

Global Aesthetic Medical Group, Inc. Financial Statements (Audited) Balance Sheet As of May 31, 2026 (All Amounts in USD)
Item	Amount
Assets
Cash and Cash Equivalents	$1,000
Total Assets	$1,000

Liabilities and Stockholders’ Equity
Liabilities
Related Party Loans (Ngai Ki Yan Carolyn)	$350
Total Liabilities	$350

Stockholders’ Equity
Common Stock, $0.0001 par value, 1,000,000,000 shares authorized, 50,000,000 shares issued and outstanding	$5,000
Retained Deficit	$(4,350)
Total Stockholders’ Equity	$650

Total Liabilities and Stockholders’ Equity	$1,000

The accompanying notes are an integral part of these financial statements.

2. Statement of Operations

For the Period from December 31, 2025 (Inception) to May 31, 2026

Item	Amount
Revenues	$0
Cost of Goods Sold	$0
Gross Profit	$0
General and Administrative Expenses	$4,350
Total Operating Expenses	$4,350
Net Loss From Operations	$(4,350)
Provision for Income Taxes	$0
Net Loss	$(4,350)
Net Loss per Share (Basic and Diluted)	$0.000087
Weighted Average Number of Shares Outstanding:	50,000,000

3. Statement of Changes in Stockholders’ Equity

For the Period from December 31, 2025 (Inception) to May 31, 2026

Description	Common Stock Shares	Common Stock Amount	Retained Deficit	Total Equity
Inception, December 31, 2025	-	-	-	-
Issuance of Common Stock at $0.0001 per share	50,000,000	$5,000	-	$5,000
Net Loss for the period	-	-	$(4,350)	$(4,350)
Balance, May 31, 2026	50,000,000	$5,000	$ (4,350)	$650

4. Statement of Cash Flows

For the Period from December 31, 2025 (Inception) to May 31, 2026|

For the Period from December 31, 2025 (Inception) to May 31, 2026|
Cash Flows From Operating Activities	Amount
Net Loss	$(4,350)
Net Cash Used in Operating Activities	$(4,350)
Cash Flows From Financing Activities
Proceeds from Issuance of Common Stock	$5,000
Related Party Loans	$350
Net Cash Provided by Financing Activities	$5,350
Net Increase in Cash	$1,000
Cash, Beginning of Period	$0
Cash, End of Period	$1,000

Global Aesthetic Medical Group, Inc.

Notes to the Audited Financial Statements

As of May 31, 2026.

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Global Aesthetic Medical Group, Inc. (the “Company”) was incorporated in the State of Delaware on December 31, 2025. The Company is a development-stage company with its principal executive office located at 7950 NW 53rd St, Ste 337, Miami, FL 33166. The Company’s core business is the R&D, provision and delivery of medical beauty and aesthetic operations through two primary divisions: (1) Integrated Medical Outpatient Services, and (2) Trading of related machinery, equipment, and products. The Company aims to build an integrated ecosystem bridging clinical excellence, preventive diagnostics, cutting-edge medical beauty technology, and holistic Traditional Chinese Medicine (TCM) offerings.

As of the date of these financial statements, the Company has had minimal operations and has not yet generated any revenue.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $4,350 from inception (December 31, 2025) through May 31, 2026, and has an accumulated deficit of $4,350 as of May 31, 2026. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital through this Regulation A offering or other sources, generate sufficient revenue from operations, and achieve profitable operations. Management’s plans include completing the current offering to raise up to $1,000,000 and utilizing loans from the Company’s majority shareholder, Ngai Ki Yan Carolyn, who has agreed in writing to provide up to $80,000 in loans to support the completion of this offering and initial operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of May 31, 2026, the Company had $1,000 in cash and cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash, related party loans, and accounts payable, approximate their fair value due to their short-term maturities.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has recorded a full valuation allowance against its deferred tax assets as of May 31, 2026.

Revenue Recognition

The Company has not generated any revenue since inception. Revenue will be recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Stock-Based Compensation

The Company has not adopted a stock incentive plan and has not granted any stock options or other equity awards as of May 31, 2026.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 - RELATED PARTY LOANS

As of May 31, 2026, the Company had an unsecured, non-interest bearing loan from its majority shareholder, Ngai Ki Yan Carolyn, in the amount of $350. The loan is due on demand.

NOTE 5 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.0001 per share. On December 31, 2025, the Company issued 50,000,000 shares of common stock to Cheung Siu Chung for cash proceeds of $5,000 ($0.0001 per share). Cheung Siu Chung has transferred all the 50,000,000 shares to Ngai Ki Yan Carolyn before the date of this prospectus.

As of May 31, 2026, there were 50,000,000 shares of common stock issued and outstanding.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company’s shareholder, Ngai Ki Yan Carolyn, has agreed to provide the principal office free of charge for a term of 18 months. There are no other material commitments or contingencies as of the date of these financial statements.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were available to be issued (June 16, 2026) and determined that there are no material subsequent events requiring disclosure or adjustment, except for the filing of this Offering Circular and the planned Regulation A offering.

Part III – Exhibits

Part III, Iten 16 – 17. Index to Exhibits & Description of Exhibits

Exhibit No.	Description	Filing Type
1A-2A	Articles of Incorporation of the Company	Form 1-A
1A-2B	Bylaws of the Company	Form 1-A
1A-4	Subscription Agreement	Form 1-A
1A-11.1	Consent Letter of Auditor Zhang Jun Xia	Form 1-A
1A-11.2	Consent Letter of Zhong He Law Firm Group (as included in Exhibit 1A-12)	Form 1-A
1A-12	Legal Opinion of Zhong He Law Firm Group	Form 1-A
1A-99	Undertaking Letter by Ngai Ki Yan Carolyn	Form 1-A

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 10, 2026.

Global Aesthetic Medical Group, Inc.

By: /s/ Ng Kwok On

Name: Ng Kwok On

Title: Director (Chairman), President (CEO)

Dated: August 10, 2026

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ LEE Hok Nin

Name:  LEE Hok Nin

Title: Director and CFO

Dated: August 10, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Ng Kwok On

Name: Ng Kwok On

Title: Director (Chairman) and CEO

Dated: August 10, 2026